Exhibit 99.12
                             Selected Information
                      Ford Credit Auto Owner Trust 2000-C
                           through December 31, 2000
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

           Class A-1        Class A-2        Class A-3        Class A-4        Class A-5        Class B
           6.621%           6.822%           7.13%            7.24%            7.26%            7.50%
           Asset            Asset            Asset            Asset            Asset            Asset
           Backed           Backed           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------     ------------     -------------




Principal
Paid       $197,000,000.00  $330,500,000.00  $ 25,762,985.59  $          0.00  $          0.00  $          0.00

Interest
Paid       $  1,506,077.09  $  8,004,618.22  $ 34,092,293.04  $ 34,444,300.00  $  5,655,643.05  $  3,570,251.46

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Total Servicing Fees Paid:  $ 13,848,920.30



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